Report of Independent Registered Public Accounting Firm
To the Shareholders and
Board of Trustees of Direxion Shares ETF Trust
In planning and performing our audits of the financial statements Funds listed in Appendix A
(the portfolios constituting the Direxion Shares ETF Trust and collectively referred to as the
Funds), as of and for the periods ended October 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds'
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we
noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2014.
This report is intended solely for the information and use of management and the Board of
Trustees of Direxion Shares ETF Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

New York, New York
December 23, 2014

Appendix A

Direxion All Cap Insider Sentiment Shares
NASDAQ-100(r) Equal Weighted Index Shares
Direxion S&P 500 Volatility Response Shares
Daily Total Market Bear 1X Shares
NASDAQ-100(r) Equal Weighted Index Shares
Daily Russia Bull 3X Shares
Daily Total Market Bear 1X Shares
Daily Russia Bear 3X Shares
Daily 7-10 Year Treasury Bear 1X Shares
Daily South Korea Bull 3X Shares
Daily 20+ Year Treasury Bear 1X Shares
Daily Basic Materials Bull 3X Shares
Daily Total Bond Market Bear 1X Shares
Daily Gold Miners Bull 3X Shares
Daily S&P 500 Bull 2X Shares
Daily Gold Miners Bear 3X Shares
Daily 7-10 Year Treasury Bull 2X Shares
Daily Healthcare Bull 3X Shares
Daily Small Cap Bull 2X Shares
Daily Junior Gold Miners Index Bull 3X Shares
Daily Mid Cap Bull 2X Shares
Daily Junior Gold Miners Index Bear 3X
Shares
Daily S&P 500 Bull 3X Shares
Daily Natural Gas Related Bull 3X Shares
Daily S&P 500 Bear 3X Shares
Daily Retail Bull 3X Shares
Daily Mid Cap Bull 3X Shares
Daily Semiconductor Bull 3X Shares
Daily Mid Cap Bear 3X Shares
Daily Semiconductor Bear 3X Shares
Daily Small Cap Bull 3X Shares
Daily Energy Bull 3X Shares
Daily Small Cap Bear 3X Shares
Daily Energy Bear 3X Shares
Daily Brazil Bull 3X Shares
Daily Financial Bull 3X Shares
Daily Developed Markets Bull 3X Shares
Daily Financial Bear 3X Shares
Daily Developed Markets Bear 3X Shares
Daily Real Estate Bull 3X Shares
Daily Emerging Markets Bull 3X Shares
Daily Real Estate Bear 3X Shares
Daily Emerging Markets Bear 3X Shares
Daily Technology Bull 3X Shares
Daily FTSE China Bull 3X Shares
Daily Technology Bear 3X Shares
Daily FTSE China Bear 3X Shares
Daily 7-10 Year Treasury Bull 3X Shares
Daily FTSE Europe Bull 3X Shares
Daily 7-10 Year Treasury Bear 3X Shares
Daily India Bull 3X Shares
Daily 20+ Year Treasury Bull 3X Shares
Daily Japan Bull 3X Shares
Daily 20+ Year Treasury Bear 3X Shares
Daily Latin America Bull 3X Shares
Direxion Zacks MLP High Income
Direxion All Cap Insider Sentiment Shares
Direxion iBillionaire Index ETF
Direxion S&P 500 Volatility Response Shares